EXHIBIT 99.1

CompoSecure, Inc.

Unaudited Pro Forma Condensed Financial Statements

On February 28, 2025, CompoSecure, Inc. (“CompoSecure” or the “Company”) entered into a Separation and Distribution Agreement pursuant to which CompoSecure distributed all of the common stock of Resolute Holdings Management, Inc. (“Resolute Holdings”) to CompoSecure stockholders, with Resolute Holdings becoming a publicly traded company subsequent to the distribution (the “Spin-Off”). In connection with the Spin-Off, CompoSecure Holdings, L.L.C. (“CompoSecure Holdings”), a wholly owned subsidiary of the Company, entered into a management agreement pursuant to which Resolute Holdings will manage the day-to-day business and operations and oversee the strategy of CompoSecure Holdings and its controlled affiliates, for a fee (the “Management Agreement”). The Management Agreement grants Resolute Holdings control over CompoSecure Holdings, which consequently results in a deconsolidation of CompoSecure Holdings from CompoSecure (together with the Spin-Off, the “Transactions”). The foregoing summaries of the Separation and Distribution Agreement and the Management Agreement are not complete, and are qualified in their entirety by reference to the full text of the Separation and Distribution Agreement and the Management Agreement, which are filed as Exhibits 2.1 and 10.1, respectively, to the Current Report on Form 8-K of which this financial information forms a part (the “Form 8-K”).

The unaudited pro forma condensed financial statements presented herein were prepared in accordance with Article 11 of Regulation S-X.

The unaudited pro forma condensed balance sheet as of December 31, 2024, reflects the Transactions as if they occurred on such date. The unaudited pro forma condensed statements of operations for the twelve months ended December 31, 2024 reflect the Transactions as if they occurred on January 1, 2024, the beginning of the Company’s most recently completed fiscal year. The unaudited pro forma condensed financial statements should be read in conjunction with the audited consolidated financial statements of the Company for the year ended December 31, 2024 which can be found in the the Company’s annual report for the year ended December 31, 2024 filed on Form 10-K with the Securities and Exchange Commission on March 5, 2025.

The unaudited pro forma condensed financial statements include adjustments to reflect the following (collectively the “Pro Forma Transactions”)

•	the impact of the Separation and Distribution Agreement entered into in connection with the Spin-Off of Resolute Holding Management, Inc.;
•	the deconsolidation of CompoSecure Holdings as a result of the Management Agreement entered into in connection with the Spin-Off;
•	other adjustments described in the notes to the unaudited pro forma condensed financial statements.

The unaudited pro forma condensed financial statements below are for illustrative and informational purposes only and do not purport to represent what our financial position and results of operations would have been had the Transactions occurred on the dates indicated, nor are they necessarily indicative of our future financial position and future results of operations. The pro forma adjustments are based on available information and assumptions that management believes are reasonable; however, such adjustments are subject to change. The unaudited pro forma condensed financial statements do not necessarily represent the financial position or results of operations of CompoSecure had the Transactions occurred during the period or at the date presented.

The unaudited pro forma condensed financial statements constitute forward-looking information and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. See “Forward-Looking Statements” in the Form 8-K.

Within the financial statements and tables presented herein, certain columns and rows may have rounding differences due to the use of rounded numbers for disclosure purposes.

CompoSecure, Inc

Unaudited Condensed Pro Forma Balance Sheet

As of December 31, 2024

(in thousands)

	CompoSecure, Inc.	Transaction Accounting Adjustments		Pro Forma

ASSETS
Current Assets
Cash and cash equivalents	$77,461	$(71,589)	a	$5,872
Accounts receivable	47,449	(47,449)	a	—
Inventories	44,833	(44,833)	a	—
Prepaid expenses and other current assets	4,159	(2,696)	a	1,463
Total current assets	173,902	(166,567)		7,335
Property and equipment, net	23,448	(23,448)	a	—
Right of use assets - operating leases	5,404	(5,404)	a	—
Deferred tax asset	264,815	—		264,815
Derivative asset - interest rate swap	2,749	(2,749)	a	—
Deposits and other assets	3,600	(3,600)	a	—
Investment in CompoSecure Holdings	—	22,504	a	12,504
		(10,000)	c
Total assets	$473,918	$(189,264)		$284,654

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$11,544	$(5,691)	a	$5,853
Accrued expenses	14,682	(12,389)	a	1,662
		(631)	b
Commission payable	2,563	(2,563)	a	—
Bonus payable	8,466	(8,466)	a	—
Due to affiliate	—	51,485	a	50,735
		(750)	b
Current portion of long-term debt	11,250	(11,250)	a	—
Current portion lease liabilities - operating activities	2,113	(2,113)	a	—
Current portion of earnout consideration	20,533	—		20,533
Current portion of tax receivable agreement liability	5,171	—		5,171
Total current liabilities	76,322	7,632		83,954
Long-term debt, net of deferred finance costs	184,389	(184,389)	a	—
Warrant liability	104,231	—		104,231
Lease liabilities - operating leases	3,888	(3,888)	a	—
Tax receivable agreement liability	248,534	—		248,534
Total liabilities	617,364	(180,645)		436,719

Class A common stock	10	—		10
Additional paid-in capital	361,379	(8,619)	a	352,760
Member's capital	—	—	a	—
		1,381	b
		(10,000)	c
		8,619	a
Accumulated other comprehensive income	2,543	—	a	2,543
Accumulated deficit	(507,378)	—	a	(507,378)
Total stockholders' deficit	(143,446)	(8,619)		(152,065)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$473,918	$(189,264)		$284,654

	$—	$—		$—

See accompanying notes to the unaudited pro forma condensed financial statements.

CompoSecure, Inc.

Unaudited Condensed Pro Forma Statement of Operations

Twelve Months Ended December 31, 2024

(in thousands, except share and per share amounts)

	CompoSecure, Inc.	Transaction Accounting Adjustments		Pro Forma

Net sales	$420,571	$(420,571)	d	$—
Cost of sales	201,344	(201,344)	d	—
Gross profit	219,227	(219,227)		—
Operating expenses
Selling, general and administrative	111,605	(92,545)	d	19,060
		—	e
Income from operations	107,622	(126,682)		(19,060)

Other (expense) income
Revaluation of warrant liability	(95,937)	—		(95,937)
Revaluation of earnout consideration	(76,305)	—		(76,305)
Change in fair value of derivative liability - convertible notes redemption make-whole provision	425	(425)	d	—
Interest expense, net	(15,528)	15,597	d	69
Loss on extinguishment of debt	(148)	148	d	—
Amortization of deferred financing costs	(1,104)	1,104	d	—
Total other (expense), net	(188,597)	16,424		(172,173)
Income before taxes	(80,975)	(110,258)		(191,233)
Income tax expense	(2,187)	—		(2,187)
Net income before equity in net earnings of affilliate	$(83,162)	$(110,258)		$(193,420)
Equity in net earnings of affiliate	—	76,815	e	76,815
Net loss	$(83,162)	$(33,443)		$(116,605)

Income attributable to non-controlling interest	$(29,443)	29,433	f	—
Income attributable to CompoSecure, Inc.	$(53,719)	(62,886)	f	(116,605)

Net income per share attributable to common stockholders
Basic	$(1.22)			$(2.65)
Diluted	$(1.22)			$(2.65)

Weighted average shares used to compute net income per hare attributable to Common stockholders

Basic	44,012,000			44,012,000
Diluted	44,012,000			44,012,000

See accompanying notes to the unaudited pro forma condensed financial statements.

CompoSecure, Inc.

Notes to the Unaudited Pro Forma Condensed Financial Statements

1.	Basis of Pro Forma Presentation

In accordance with Financial Accounting Standards Board Accounting Standards Codification Topic No. 810, Consolidation, for financial reporting purposes, the Company will deconsolidate the financial statements of CompoSecure Holdings under U.S. GAAP for periods subsequent to the completion of the Spin-Off. This accounting determination is a function of the terms in the Management Agreement. The Company will have an equity-method investment in CompoSecure Holdings as a result of the consolidation of CompoSecure Holdings with Resolute Holdings.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments based on information available as of the date of this report. As the unaudited pro forma condensed financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented as additional information becomes available. Management considers this basis of presentation to be reasonable under the circumstances.

2.	Transaction Accounting Adjustments:

Balance sheet

a)	To deconsolidate CompoSecure Holdings (and its subsidiaries) from the Company and reflect it as an equity method investment of the Company. After the Spin-Off, the Company will retain 100 percent ownership in CompoSecure Holdings. Due to the terms of the Management Agreement, CompoSecure Holdings will be consolidated by Resolute Holdings. The Company therefore will present CompoSecure Holdings as an equity method investment after the Spin-Off.
b)	Represents the Spin-Off of Resolute Holdings.
c)	Represents $10 million in funding by CompoSecure Holdings to Resolute Holdings for Resolute Holdings working capital prior to the Spin-Off.

Statement of operations

d)	To deconsolidate CompoSecure Holdings (and its subsidiaries) from the Company and reflect it as an equity method investment of the Company.
e)	CompoSecure Holdings is a wholly owned subsidiary of the Company and, as such, the Company receives 100% of the equity in the net earnings of CompoSecure Holdings. This is derived as follows:

2024 Net income of CompoSecure Holdings	$110,258
Removal of Resolute Holdings expenses	1,381
Inclusion of Management Fee	(13,158)
Net earnings of CompoSecure Holdings	98,481
Tax expense	21,666
76,815

f)	Represents the deconsolidation of CompoSecure Holdings and the equity method income calculation and resulting changes in non-controlling interest.